Exhibit 4.2

Execution Copy

HANAROTELECOM INCORPORATED

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

Indenture

Dated as of February 1, 2005

US$500,000,000

7% Notes due 2012

Page
Section 6.02. Proof of Execution of Instruments and of Holding of Securities; Record Date	50
Section 6.03. Holders to Be Treated as Owners	51
Section 6.04. Securities Owned by Company Deemed Not Outstanding	51
Section 6.05. Right of Revocation of Action Taken	51

ARTICLE 7
Supplemental Indentures

Section 7.01. Supplemental Indentures without Consent of Securityholders	52
Section 7.02. Supplemental Indentures with Consent of Securityholders	53
Section 7.03. Effect of Supplemental Indenture	54
Section 7.04. Documents to Be Given to Trustee	54
Section 7.05. Notation on Securities in Respect of Supplemental Indentures	55
Section 7.06. Conformity with Trust Indenture Act	55

ARTICLE 8
Consolidation, Merger, Sale or Conveyance

Section 8.01. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions	55
Section 8.02. Successor Corporation Substituted	56

ARTICLE 9
Defeasance

Section 9.01. Defeasance Upon Deposit Of Monies Or Government Obligations	56
Section 9.02. Application By Trustee Of Funds Deposited For Payment Of Securities	58
Section 9.03. Repayment Of Monies Held By Trustee	58
Section 9.04. Return Of Unclaimed Monies Held By Trustee And Paying Agent	58

ARTICLE 10
Redemption of Securities

Section 10.01. Optional Redemption Due To Changes In Tax Treatment	59
Section 10.02. Notice Of Optional Redemption	59
Section 10.03. Payment of Securities Called for Redemption	60

ARTICLE 11
Miscellaneous Provisions

Section 11.01. Limitation of Individual Liability	61
Section 11.02. Benefits of Indenture	61
Section 11.03. Successors and Assigns	61

Page
Section 11.04. Notices and Demands on Company, Trustee and Securityholders	62
Section 11.05. Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein	62
Section 11.06. Payments Due on Saturdays, Sundays and Holidays	64
Section 11.07. Judgments	64
Section 11.08. No Security Interest Created	65
Section 11.09. Conflict of Any Provision of Indenture with Trust Indenture Act	65
Section 11.10. Governing Law; Judicial Assistance	65
Section 11.11. Counterparts	65
Section 11.12. Effect of Headings	66
Section 11.13. Separability Clause	66
Section 11.14. Submission to Jurisdiction; Waiver of Immunity	66
Section 11.15. Other Businesses by Trustee	66

ARTICLE 12
Other Agreements Of The Company

Section 12.01. Payment Of Stamp Taxes And Other Duties	66
Section 12.02. Provision Of Securities	67

ARTICLE 13
Securityholders’ Meeting

Section 13.01. Securityholders’ Meeting	67

ARTICLE 14
Purchase Of Securities

Section 14.01. Purchase Of Securities	69

Exhibit A Form of Face of Security and Reverse of Security
Exhibit B Form Of Certificate To Be Delivered In Connection With Certain Transfers To QIBs
Exhibit C Form Of Certificate To Be Delivered In Connection With Transfers Pursuant To Regulation S

     INDENTURE, dated as of February 1, 2005 between hanarotelecom incorporated (the “Company”), a corporation organized under the laws of the Republic of Korea (the “Republic”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”).

W I T N E S S E T H:

     WHEREAS, the Company has duly authorized the initial issuance of its 7% Notes due 2012 (the “Securities”) and, to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture;

     WHEREAS, the Company has authorized the issuance and initial sale outside of the Republic of Korea of the Securities pursuant to a Purchase Agreement dated January 25, 2005 between the Company and the Initial Purchasers named therein; and

     WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

     NOW, THEREFORE:

     For and in consideration of the premises and the purchases of the Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Securities, as follows:

ARTICLE 1
Definitions

     Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Article 1. All other terms used in this Indenture which are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with Korean generally accepted accounting principles, and the term

“Korean GAAP” shall mean such accounting principles which are generally accepted in the Republic at the date or time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article 1 include the plural as well as the singular.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent Office” means the office at which the Paying and Transfer Agent and Security Registrar principally administer their roles as paying agent, transfer agent and security registrar, initially located at 60 Wall Street, 27th Floor, New York, New York, 10005, United States.

     “Attributable Debt” means, with respect to any Sale/Leaseback Transaction, the lesser of (x) the fair market value of the property or other assets subject to such transaction and (y) the present value (discounted at a rate per annum equal to the discount rate of a capital lease obligation with a like term in accordance with Korean GAAP) of the obligations of the lessee for net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents) during the term of the lease.

     “Authorized Officer” means, with respect to the Company, any director or officer who is authorized to represent the Company.

     “Board of Directors” means the Board of Directors of the Company.

     “Business Day” means any day that is not a Saturday, a Sunday or a legal holiday in either New York City or Seoul or a day on which banking institutions or trust companies in either New York City or Seoul, are authorized or obligated to close.

     “Capital Stock” means:

     (i) in the case of a corporation, capital stock;

     (ii) in the case of an association or business entity, any and all shares, interests, participations, options, warrants, rights or other equivalents (however designated) of corporate stock;

     (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     “Change of Control” means the occurrence of any of the following events:

  (1) the consummation of any transaction the result of which is that any person or group (as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act), other than AIF II NT, Ltd., AIG Asian Opportunity Fund NT, Ltd., Newbridge Asia HT, L.P., TVG Ltd. or any other company or partnership that is directly or indirectly controlled by American International Group, Inc., Newbridge Capital, Inc or TVG Ltd. (or any of their respective Affiliates), is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 45% of the Voting Stock of the Company; or

  (2) the approval by the shareholders of the Company of a plan of liquidation or dissolution of the Company.

     “Change of Control Offer” has the meaning set forth in Section 3.12.

     “Change of Control Triggering Event” means the occurrence, after the earlier of (i) the cancellation of all facilities and commitments under the Senior Secured Credit Facility and (ii) November 13, 2008, of both a Change of Control and the Rating Agency Condition.

     “Clearstream, Luxembourg” means Clearstream Banking, société anonyme (or any successor securities clearing agency).

     “Closing Date” means February 1, 2005.

     “Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

     “Company Order” means a written order signed in the name of an Authorized Officer, and delivered to the Trustee.

     “Corporate Trust Office” means the principal corporate trust office of the Trustee in New York at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at 60 Wall Street, 27th Floor, New York, New York, 10005, United States, Attention: Trust and Securities Services.

     The term “corporation” includes corporations, associations, limited liability companies and business trusts.

     “Depositary” means DTC, its nominees and their respective successors.

     “Designated Rating Agency” means S&P or Moody’s, as the case may be.

     “Dollar” or “US$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

     “DTC” means The Depository Trust Company, a New York corporation.

     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system (or any successor securities clearing agency).

     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

     “External Indebtedness” means any obligation for the payment or repayment of money borrowed (including any guarantees thereof) which is denominated in a currency other than the currency of the Republic and which has a final maturity of one year or more from its date of incurrence or issuance.

     “Holder” or “Securityholder”means the Person in whose name a Security is registered in the Security Register.

     “Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

     The term “interest”, when used with respect to a Security, includes installments of interest payable as provided in the Securities and any additional amounts payable on a Security pursuant to Section 3.05.

     “Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities, and to the extent that any payment on the Securities is not made when due, each succeeding February 1 or August 1 (or such earlier date established by the Company for the making of such overdue payment) until such overdue payment is made.

     “Interest Payment Period” with respect to any Interest Payment Date means the period beginning on the immediately preceding Interest Payment Date (or, if there is no such immediately preceding Interest Payment Date, February 1) and ending on the date prior to the relevant Interest Payment Date, inclusive.

     “Long-term Debt” means any note, bond, debenture or other similar evidence of indebtedness for money borrowed having a maturity of more than one year from the date such indebtedness was incurred or having a maturity of one year or less but by its terms being renewable or extendible, at the option of the borrower, beyond one year from the date such evidence of indebtedness was incurred.

     “Merger Transaction” means any transaction as to which Section 8.01 of this Indenture applies.

     “Maturity” when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment or repurchase at the option of the Holder thereof or otherwise.

     “Moody’s” means Moody’s Investors Service, Inc. and its Affiliates or their successors.

     “Net Tangible Assets” means the total amount of assets of the Company and its consolidated Subsidiaries, including investments in unconsolidated Subsidiaries, after deducting therefrom (a) all current liabilities (excluding any current liabilities constituting Long-term Debt by reason of their being renewable or extendible), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, and (c) all write-ups of fixed assets, net of accumulated depreciation thereon, after December 31, 2004, other than as permitted by the laws of the Republic applicable to the Company, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with Korean GAAP.

     “Offer to Redeem” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder at its last address appearing in the Security Register to Redeem all outstanding Securities at the redemption price (the “Redemption Price”) specified by the provisions of this Indenture. Unless otherwise required by applicable law, the expiration date (the “Expiration Date”) of the Offer to

Redeem shall be the 20th Business Day after the date such Offer is mailed at which time the Company is required to accept for payment all Securities or portions thereof properly tendered pursuant to the Offer and the settlement date (the “Redemption Date”) for the payment of such Redemption Price shall be required to be within three Business Days after the Expiration Date. The Offer is required to contain or incorporate by reference information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will assist such Holders to make an informed decision with respect to the Offer to Redeem, including a brief description of the events requiring the Company to make the Offer to Redeem, and any other information required by applicable law to be included therein. The Offer is required to contain all instructions and materials necessary to enable such Holders to tender the Securities pursuant to the Offer to Redeem. The Offer also is required to state:

     (1) the covenant of this Indenture pursuant to which the Offer to Redeem is being made;

     (2) the Redemption Price, the Expiration Date and the Redemption Date;

     (3) the aggregate principal amount of the outstanding Securities offered to be redeemed by the Company pursuant to the Offer to Redeem (the “Redemption Amount”);

     (4) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in a minimum principal amount of US$50,000 or integral multiples of US$1,000 in excess thereof;

     (5) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Redeem;

     (6) that interest on any Security not tendered or tendered but not redeemed by the Company pursuant to the Offer to Redeem will continue to accrue;

     (7) that on the Redemption Date, the Redemption Price will become due and payable for each Security being accepted for payment pursuant to the Offer to Redeem and that, if the Redemption Price is paid or duly provided for in accordance with this Indenture, interest thereon shall cease to accrue on and after the Redemption Date;

     (8) that each Holder electing to tender a Security pursuant to the Offer to Redeem will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

     (9) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or the Trustee) receives, not later than the close of the third Business Day immediately preceding the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of its tender;

     (10) that if Securities in an aggregate principal amount less than or equal to the Redemption Amount are duly tendered and not withdrawn pursuant to the Offer to Redeem, the Company will redeem all such Securities (with such adjustments as may be deemed appropriate so that only Securities in minimum denominations of US$50,000 or integral multiples of US$1,000 in excess thereof shall be redeemed); and

     (11) that in the case of any Holder whose Security is redeemed only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without a service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Securities so tendered.

     “Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act, and include the statements provided for in Section 11.05, except where specifically stated to the contrary.

     “Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act, and include the statements provided for in Section 11.05, if and to the extent required hereby, except where specifically stated to the contrary.

     “Outstanding” , when used with respect to the Securities means, as of the date of determination, all Securities authenticated and delivered by the Trustee under this Indenture, except:

     (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (b) Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited in trust with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own paying agent) for the Holders of such Securities; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to the Trustee has been made; and

     (c) Securities that have been paid pursuant to Section 3.01 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have taken any action hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such action only Securities as to which the Trustee has received written notice are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

     “Paying and Transfer Agent”, “Paying Agent” or “Transfer Agent” means the paying agent and transfer agent, as applicable, with respect to the Securities appointed under this Indenture, including the Principal Paying and Transfer Agent.

     “Person” or “person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     The term “premium” , when used with respect to a Security, means any amounts payable with respect to the principal of such Security which are in addition to the principal amount thereof.

     “Principal Paying and Transfer Agent” has the meaning set forth in Section 3.04.

     “Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

     “Rating Agency Condition” means a reduction, occurring primarily as a result of a Change of Control or Merger Transaction, in the rating (including + and – for S&P; 1, 2 and 3 for Moody s) with respect to the Securities by any Designated Rating Agency as of a date not later than 45 days after the effective date of any such Change of Control or Merger Transaction, below the rating with respect to the Securities by any such Designated Rating Agency on the date of initial issuance of the Securities; provided, however, that no Rating Agency Condition will be deemed to have occurred if the Company obtains, prior to the 45th day after the effective date of the Change of Control or Merger Transaction, as applicable, notification by each Designated Rating Agency then providing a rating with respect to the Securities that the Change of Control or Merger Transaction, as applicable, will not result in such Designated Rating Agency reducing its rating with respect to the Securities to a level below its rating with respect to the Securities on the date of the initial issuance of the Security.

     “Redemption Date” means the date fixed for redemption or repayment at maturity, as the case may be, of any Security pursuant to this Indenture.

     “Regular Record Date” for the interest payable on the Securities on any Interest Payment Date means January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

     “Regulation S” means Regulation S under the Securities Act.

     “Republic” means the Republic of Korea.

     “Responsible Officer” when used with respect to the Trustee means any officer within the Trust and Services Department (or any successor group or department) of the Trustee including, without limitation, any Managing Director, any Director, any Vice President (whether or not designated by numbers or words added before or after the title “Vice President”), any Assistant Secretary, any Assistant Treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

     “Restricted Property” means (a) any lines, exchanges, switching equipment, transmission equipment (including satellites), fiber optic cables, microwave equipment and related facilities, whether owned at the date of this Indenture or thereafter acquired, used in connection with the provision of telecommunications and related value-added services, including any land, buildings, structures and other equipment or fixtures that constitute any such facility, other than any such facility, or portion thereof, reasonably determined by the Board of Directors not to be of material importance to the total business conducted by the Company and its Subsidiaries as a whole, and (b) any share of common stock or participating preferred stock of a Restricted Subsidiary.

     “Restricted Subsidiary” means any Subsidiary that owns Restricted Property.

     “Rule 144A” means Rule 144A under the Securities Act.

     “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its Affiliates or their successors.

     “Sale/Leaseback Transaction” means any arrangement with any person which provides for the leasing by the Company or any Restricted Subsidiary, for an initial term of three years or more, of any Restricted Property, whether now owned or hereafter acquired, which is to be sold or transferred by the Company or any Restricted Subsidiary after the date of this Indenture to such person for a sale price of US$1,000,000 (or the equivalent thereof) or more where the rental payments are denominated in a currency other than the currency of the Republic.

     “Senior Secured Credit Facility” means the senior secured credit facility agreement between the Company and the various financial institutions named therein as amended and restated on December 6, 2004 (as may be amended from time to time).

     “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     “Securities Act” means the U.S. Securities Act of 1933, as amended.

     “Security Interest” means any mortgage, pledge, lien, fixed or floating charge or other encumbrance.

     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.11(c).

     “Stated Maturity” when used with respect to the Securities or any installment of interest thereon means the date specified in this Indenture and the Securities as the date on which the principal of (and premium, if any, on) the Securities or such installment of interest is due and payable.

     “Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

     “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as it may be amended from to time.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder.

     “U.S. Government Obligations” means securities which are (i) direct obligations of the United States government or are (ii) direct obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States government, the payment of which is unconditionally guaranteed by the United States government, which, in either case, are full faith and credit obligations of the United States government payable in United States Dollars and are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

     “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     Section 1.02. Other Definitions.

Term	Defined in Section
Additional Amounts	3.05
Agent Members	2.07	(a)
Certificated Securities	2.07	(b)
default	5.01
Defaulted Interest	2.11	(c)
DTC Procedures	2.08	(a)(iii)
Event of Default	4.01
Exchange Act Filings	3.08	(a)
Global Legend	2.05	(b)
Global Securities	2.04
incorporated provision	11.09
independent	11.05
Korean Tax	3.05
Notice of Default	4.01
Regulation S Global Securities	2.04
relevant date	3.05	(c)
Rule 144A Global Securities	2.04
Rule 144A Information	3.08	(c)
Securities Act Legend	2.05	(a)

Term	Defined in Section
Security Register	2.06
Security Registrar	2.06
Singapore Stock Exchange	2.07	(b)

ARTICLE 2
Issue, Execution, Form And Registration Of Securities

     Section 2.01. Authentication and Delivery of Securities. Upon the execution and delivery of this Indenture, Securities in an initial aggregate principal amount not in excess of US$500,000,000 (subject to increase in the manner provided in Section 2.14) may be executed by the Company and delivered to the Trustee together with a Company Order for authentication and delivery of the Securities, and the Trustee shall thereupon authenticate and deliver said Securities to the Company or upon a Company Order, without any further action by the Company.

     Section 2.02. Execution of Securities. The Securities shall be sealed on behalf of the Company. Such seal shall be the official corporate seal of the Company, accompanied by a written, printed or stamped name of the President of the Company. Such seal and the accompanying written, printed or stamped name may be in facsimile form. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

     In case the President of the Company whose name was written, printed or stamped on any of the Securities shall cease to be such officer before the Security so signed is authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Security had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such Person as, at the actual date of the execution of such Security, shall be the President of the Company, although at the date of the execution and delivery of this Indenture any such Person was not such officer.

     Section 2.03. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that such Security has been duly authenticated and delivered hereunder and that the Holder thereof is entitled to the benefits of this Indenture.

     Section 2.04. Form, Denomination and Date of Securities; Payments of Interest. Each Security and the Trustee’s certificate of authentication thereof shall be substantially in the form set forth in Exhibit A hereto. The Securities shall be denominated in principal amounts of US$50,000 and in integral multiples of US$1,000 in excess thereof and shall be in registered form, without coupons. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such method as the officer of the Company executing the same may determine as evidenced by such officer’s execution of such Securities.

     Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by Section 2.05, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

     Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form set forth in Exhibit A hereto.

     Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities (the “Rule 144A Global Securities”), registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and bearing the Securities Act Legend and the Global Legend, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as herein provided.

     Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of one or more global Securities, registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and bearing the Global Legend (the “Regulation S Global Securities”), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as herein provided.

     Rule 144A Global Securities and Regulation S Global Securities are sometimes referred to herein as the “Global Securities”. The aggregate principal amount of Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     The Person in whose name any Security is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any registration of any transfer or exchange of such

Security subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such Defaulted Interest, plus any additional amounts, plus (to the extent lawful) any interest payable on such Defaulted Interest and any additional amounts, shall be paid to the Persons in whose names outstanding Securities are registered at the close of business on a Special Record Date established by the Company in accordance with Section 2.11(c).

     Section 2.05. Restrictive Legends, (a) Each Rule 144A Global Security shall bear the following legend (the “Securities Act Legend”) on the face thereof until the provisions of Section 2.08 (c) relating to the removal of such legend are complied with:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF HANAROTELECOM INCORPORATED (THE “COMPANY”) THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) (i) TO THE COMPANY, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (iii) TO A PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (iv) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (v) PURSUANT TO ANOTHER EXEMPTION FROM THE SECURITIES ACT, PROVIDED THAT, AS A CONDITION TO THE REGISTRATION OF THE TRANSFER THEREOF, THE COMPANY OR THE TRUSTEE MAY REQUIRE THE DELIVERY OF ANY DOCUMENTS, INCLUDING AN OPINION OF COUNSEL THAT IT, IN ITS SOLE DISCRETION, MAY DEEM

NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION, OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

     (b) Each Global Security shall also bear the following legend (the “Global Legend”) on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     Section 2.06. Registration, Transfer and Exchange. The Securities are issuable only in registered form. The Company will keep at the office or agency to be maintained for the purpose as provided in Section 3.02 (the “Security Registrar”), a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as provided in this Article 2. Such Security Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register shall be open for inspection by the Trustee.

     Upon due presentation for registration of transfer of any Security and compliance with the transfer provisions of this Indenture, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

     A Holder may register the transfer of a Security only by written application to the Security Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Security Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of either of them shall treat the Person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged to the Security Registrar. When Securities are presented to the Security Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Security Registrar’s request.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder thereof or his attorney duly authorized in writing in a form satisfactory to the Company and the Security Registrar.

     The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.12 or 7.05). No service charge to any Holder shall be made for any such transaction.

     The Company shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed, or (b) any Securities called or being called for redemption.

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     Section 2.07. Book-Entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of a nominee of the Depositary, (ii) be delivered to the Trustee, as custodian for the Depositary or its nominee and (iii) bear legends as set forth in Section 2.05. Interests in the Regulation S Global Security may be held by any member of, or participants in, the Depositary, including Euroclear and Clearstream, Luxembourg (collectively, the “Agent Members”). Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of either of them as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of either of them, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Security.

     (b) Except as provided in Section 2.08, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred, and transfers increasing or decreasing the aggregate principal amount of Global Securities may be conducted only in accordance with the rules and procedures of the Depositary and, to the extent relevant, the provisions of Section 2.08. In addition, physical certificated Securities (“Certificated Securities”) in registered form shall be delivered to all beneficial owners in exchange for the Rule 144A Global Security or Regulation S Global Security, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Rule 144A Global Security or Regulation S Global Security, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) either Euroclear or Clearstream, Luxembourg or a successor clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, or (iii) an Event of Default has occurred and is continuing. Upon receipt of such notice from DTC, Euroclear, Clearstream, Luxembourg or the Trustee, as the case may be, the Company will use its best efforts to make arrangements for the exchange of interests in the relevant Global Security for Certificated Securities and cause the requested Certificated Securities to be registered in the name of the beneficial owners, and executed and delivered to the Paying and Transfer Agents in sufficient quantities for delivery to beneficial owners.

     A Certificated Security may be transferred in whole or in part (in a principal amount equal to the minimum authorized denomination or any integral multiple thereof) by surrendering such Certificated Security to be transferred, together with an executed instrument or assignment of transfer, at the Agent Office in New York and (so long as the Securities are listed on the Singapore Exchange Securities Trading Limited (the “Singapore Stock Exchange”) and the rules of the exchange so require) the Paying and Transfer Agent in Singapore. In the case of a permitted transfer of only part of a Certificated Security, a new Certificated Security in respect of the balance not transferred will be issued to the transferor. Each new Certificated Security to be issued upon the transfer of a Certificated Security will, upon the effective receipt of a duly completed form of transfer by a Paying and Transfer Agent at its respective specified office, be available for delivery three business days after issuance at such specified office, or at the request of the Holder requesting such transfer, will be mailed at the risk of the transferee entitled to the new Certificated Security to such address as may be specified in such duly completed form of transfer. The transfer of the Certificated Securities will be effected without charge by or on behalf of the Company or any Paying and Transfer Agent but against such indemnity as the Company or the Paying and Transfer Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such transfer.

     (c) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

     (d) In connection with the transfer of an entire Rule 144A Global Security or Regulation S Global Security to beneficial owners pursuant to Section 2.07(b), the Rule 144A Global Security or Regulation S Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Rule 144A Global Security or Regulation S Global Security, as the case may be, an equal aggregate principal amount of Certificated Securities of authorized denominations.

     (e) Any Certificated Security delivered in exchange for an interest in a Rule 144A Global Security pursuant to Section 2.07(b) or 2.07(d) shall, except as otherwise provided by 2.08 (c), bear the Securities Act Legend.

     (f) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (g) As long as the Securities Outstanding are represented by one or more Global Securities, the Company shall pay or cause to be paid the principal of and interest and premium (if any) on, such Global Securities to the Holder thereof or a single nominee of the Holder, or, at the option of the Company, to such other Persons as the Holder thereof may designate, by wire transfer of immediately available funds on the date such payments are due; provided that the Paying Agent shall have received funds from the Company by 10:00 A.M. New York time on such payment date. The Trustee and Paying Agent shall have no obligation to make any payment on the Securities hereunder prior to the confirmed receipt by it of all funds required to make such payment in its entirety.

     Section 2.08. Special Transfer Provisions. Unless and until the Securities Act Legend is removed from a Certificated Security or Global Security pursuant to Section 2.08(c), the following additional provisions shall apply to the proposed transfer, exchange or replacement of Certificated Securities or, to the extent relevant to the Trustee, the Security Registrar or the Depositary, any beneficial interest in a Global Security:

     (a) Transfers to Qualified Institutional Buyers. The following provisions shall apply with respect to the registration of any proposed transfer of a Security (or interest in a Global Security) to a QIB:

     (i) The Security Registrar shall register the transfer of any Certificated Security containing the Securities Act Legend if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer as certified by the Company in an Officer’s Certificate delivered to the Trustee or (y) such transfer is being made by a proposed transferor who has checked box (a) provided for on the form of the Security, or has otherwise received from the transferee a certificate substantially in the form of Exhibit B hereto.

     (ii) If the Security to be transferred is a Certificated Security containing the Securities Act Legend and the proposed transferee is an

Agent Member holding such interest on behalf of a QIB, upon receipt by the Security Registrar of (x) the documents referred to in Section 2.08(a)(i) (if such transfer is pursuant to clause (y) of Section 2.08(a)(i)) and (y) instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Rule 144A Global Security in an amount equal to the principal amount of the Certificated Security to be transferred and the Trustee shall cancel the Certificated Security so transferred.

     (iii) Subject to the agreed book-entry procedures of the Depositary to be entered into between the Company and the Depositary in connection with the initial issuance of the Securities (as such procedures may be subsequently amended from time to time, the “DTC Procedures”), if the proposed interest to be transferred is an interest in the Rule 144A Global Security, (x) such transfer may be effected only through the book-entry system maintained by the Depositary in compliance with the applicable provisions of the Securities Act Legend and (y) the transferee is required to hold such interest through an Agent Member.

     (iv) Subject to the DTC Procedures, with respect to any transfers of interests in the Regulation S Global Securities, the Security Registrar shall reflect on its books and records, without requiring any additional certification, the date of such transfer and a decrease in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the beneficial interest to be transferred, and shall increase the principal amount of the Rule 144A Global Security in a like amount.

     (b) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of transfers of a Security (or an interest in a Global Security) pursuant to Regulation S:

     (i) The Security Registrar shall register the transfer of any Certificated Security containing the Securities Act Legend or any interest in a Rule 144A Global Security pursuant to Regulation S upon receipt by the Security Registrar from the transferor of a certificate substantially in the form of Exhibit C hereto.

     (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Security, upon receipt by the Security Registrar of (x) the documents required by Section 2.08 (b)(i) and (y) instructions in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Rule 144A Global Security in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Security to be transferred, and shall increase the Regulation S Global Security in a like amount.

     (iii) If the proposed transferor is a Holder of a Certificated Security and the proposed transferee is an Agent Member, upon receipt by the Security Registrar of the documents required by Section 2.08(b)(i) and instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Certificated Security to be transferred, and the Trustee shall cancel the Certificated Security so transferred.

     (c) Securities Act Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Securities Act Legend the Security Registrar shall deliver only Securities that bear the Securities Act Legend unless the requested transfer, exchange or replacement (i) is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer, exchange or replacement as certified by the Company in an Officer’s Certificate delivered to the Trustee, (ii) is made under the circumstances contemplated in Section 2.08(b)(i) or (iii) there is delivered to the Security Registrar an opinion of counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon the registration of transfer, exchange or replacement of Securities not bearing the Securities Act Legend, the Security Registrar shall deliver Securities that do not bear the Securities Act Legend.

     (d) No Duty of Trustee with Respect to Securities Laws. Notwithstanding anything contained in this Indenture to the contrary, the Trustee shall have no duty to monitor, or other responsibility with respect to, compliance with any federal, state or other securities laws.

     Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and deliver, a new Security, for an equal principal amount, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen; provided that in the case of a mutilated Security, such Security shall have been surrendered to the Trustee. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Every substitute Security issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 2.10. Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver upon request of the Company a certificate of destruction to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

     Section 2.11. Payment of Interest; Interest Rights Preserved. (a) Interest on any Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Regular Record Date. Payment of interest on Securities shall be made at the Agent Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or in accordance with arrangements satisfactory to the Trustee and the Paying and Transfer Agent, at the option of the Holder by wire transfer to an account designated by the Holder, provided that such Holder shall have provided written wire instructions to the Trustee by no later than the Regular Record Date for such Interest Payment Date.

     (b) [Intentionally Left Blank.]

     (c) Any interest on any Security that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

     (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided and the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 12 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, to the Holders of such Securities at their addresses as they appear in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been sent in accordance with

Section 11.04, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

     (ii) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     (d) Subject to the foregoing provisions of this Section 2.11, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

     Section 2.12. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 3.02, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

     Section 2.13. Calculation of Interest. Each Security will bear interest from the Closing Date as set forth herein until the principal thereof (and premium, if any, thereon) is paid or made available for payment.

     If any Interest Payment Date (other than the maturity date or any earlier redemption or repayment date) would fall on a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest

Payment Date shall be the immediately preceding day that is a Business Day. If the maturity date or any earlier redemption or repayment date would fall on a day that is not a Business Day, the payment of principal, premium (if any) and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity, redemption or repayment date, as the case may be.

     Interest payments for the Securities on any Interest Payment Date shall be the amount of interest accrued for the related Interest Payment Period, plus any accrued and unpaid interest with respect to prior Interest Payment Periods.

     Section 2.14. Further Issuances. The Company may from time to time, without notice to or the consent of the existing Holders, create and issue additional securities under this Indenture having the same CUSIP numbers and the same terms and conditions as the Securities in all respects except for issue date and issue price. Any such additional securities issued will be consolidated with and form a single series with the outstanding Securities.

     Notwithstanding Section 2.01, the Company may deliver an Officer’s Certificate to the Trustee directing the Trustee to authenticate and deliver additional securities in an aggregate principal amount specified in such Officer’s Certificate and the Trustee shall authenticate and deliver such additional securities. The Company shall promptly notify the Trustee of any such further issue. Such further notes will be represented by an increase in the initial aggregate principal amount of the Global Securities.

ARTICLE 3
Covenants Of The Company And The Trustee

     Section 3.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest and premium (if any) on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities and in this Indenture by 10:00 A.M. New York time on the Business Day immediately prior to any payment date. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the Holders of Securities entitled thereto as they shall appear in the Security Register; provided that payments of principal of, and interest and premium (if any) on Global Securities shall be made in accordance with Section 2.07(g). For so long as Trustee is acting as Paying Agent, the Company shall transfer to the Trustee, as Paying Agent, in Dollars on the Business Day immediately prior to the date of any such payment, an amount sufficient to make such payment. The Trustee, as Paying Agent, shall not be bound to make any payment under this Section 3.01 until it is satisfied that full payment has been received from the Company.

     Section 3.02. Offices for Payments, Etc. So long as any of the Securities remain Outstanding, the Company will maintain in New York, the following: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as provided in this Indenture and (c) an office or agency where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Company hereby initially designates the Agent Office as the office or agency for the purposes set forth in (a) and (b) above, and the Corporate Trust Office as the office or agency for the purpose set forth in (c) above. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

     The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place where principal of, and interest and premium (if any) on, any Securities are payable. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.09, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 3.04. Paying Agents. Whenever the Company shall appoint a paying agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Company, among other things, to be bound by and observe the provisions of this Indenture (including the Securities). The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee:

     (a) that it will hold all sums received by it as such agent for the payment of principal of, and interest and premium (if any) on, the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities or of the Trustee until such sums shall be paid to the Holders or otherwise disposed of as provided herein;

     (b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of, and interest and premium (if any) on, the Securities when the same shall be due and payable; and

     (c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (b) above.

     The Trustee, in its capacity as the principal paying and transfer agent (the “Principal Paying and Transfer Agent”), shall arrange with all such Paying and Transfer Agents for the payment, solely from funds furnished by the Company to the Trustee or to any Paying or Transfer Agent pursuant to this Indenture, of the principal of, or interest or premium (if any) on the Securities.

     If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, or interest or premium (if any) on, the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal or interest so becoming due until such sums shall be paid to the Holders or otherwise disposed of as provided herein. The Company will promptly notify the Trustee of any failure to take such action.

     Section 3.05. Additional Amounts. All payments of principal of, and interest and premium (if any) on, the Securities by the Company will be made without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Republic or by or within any political subdivision thereof or any authority therein having power to tax (“Korean Tax”), unless deduction or withholding is required by law. In the event that such deduction or withholding is required by law, the Company will pay such additional amounts (“Additional Amounts”) as will result in the payment to Holders of such amounts which would otherwise have been receivable in respect of principal, premium (if any) and interest in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of any Security:

     (a) to or on behalf of a Holder or beneficial owner who is subject to such deduction or withholding in respect of such Security by reason of his being or having been connected with the Republic (or any political subdivision thereof) (including being a citizen or a resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Republic) otherwise than merely by holding such Security or receiving principal, premium (if any) or interest in respect thereof; or

     (b) to or on behalf of a Holder or beneficial owner who would not be liable for or subject to such deduction or withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority if, after having been requested in writing by the

Company to make such a declaration or claim, such Holder or beneficial owner fails to do so within 30 days, or

          (c) to or on behalf of a Holder who presents a Security (where presentation is required) for payment more than 30 days after the relevant date except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period; for this purpose the “relevant date” in relation to any payments of principal of, and interest and premium (if any) on, any Security means:

     (i) the due date for payment thereof; or

     (ii) if the full amount of the monies payable on such date has not been received in New York by the Trustee on or prior to such due date, the date on which, the full amount of such monies having been so received, notice to that effect is duly given to Holders of the Securities in accordance with this Indenture; or

     (d) where withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Council Directive 2003/48/EC or any directive implementing the conclusions of the ECOFIN Council meeting of November 26th — 27th, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (e) on behalf of a Holder who would have been able to avoid the withholding or deduction by the presentation (where presentation is required) of the relevant Security to, or otherwise accepting payment from, another paying agent in a member state of the European Union; or

     (f) any combination of (a), (b), (c), (d) or (e) above.

     The obligation of the Company to pay Additional Amounts in respect of taxes, duties, assessments and governmental charges shall not apply to (i) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest and premium, if any, on, the Securities; provided that, except as otherwise set forth in the Securities and in this Indenture, the Company shall pay all stamp and other similar duties, if any, which may be imposed by the Republic, the United States or any respective political subdivision thereof or any taxing authority of or in the foregoing, with respect to this Indenture or as a consequence of the issuance of the Securities.

     Furthermore, no Additional Amounts shall be payable with respect to any payment of the principal of, or any interest and premium (if any) on, any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Republic (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settler with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Security.

     References to principal, premium or interest in respect of the Securities shall be deemed to include any Additional Amounts which may be payable as set forth herein and in this Indenture.

     Section 3.06. Certificate to Trustee. The Company will furnish to the Trustee within 120 days after the end of each fiscal year of the Company ending after the date hereof or within 14 days of a request from the Trustee a brief certificate (which need not comply with Section 11.05) from an Authorized Officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, if the Company shall fail to be in compliance therewith or if there is an Event of Default, specifying each such failure and Event of Default and the nature and status thereof.

     Section 3.07. Securityholders’ Lists. If and so long as the Trustee shall not be the Security Registrar, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than 10 days after each Regular Record Date for the payment of semi-annual interest on the Securities, as hereinabove specified, as of such Regular Record Date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

     Section 3.08. Reports by the Company and Provision of Information. (a) At any time when the Company is subject to Section 13 or 15(d) of the Exchange Act, or exempt from registration under the Exchange Act pursuant to Rule 12g3-2(b) thereunder, and to the extent such reports, information and documents are not available on the Commission’s Edgar System, the Company shall deliver to the Trustee within 30 days after it files with the Commission copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may be rules and regulations prescribe), if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or submit to the Commission pursuant to Rule 12g3-2(b) under the Exchange Act (“Exchange Act Filings”); provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the Commission. The Company shall promptly provide written notice to the Trustee if and when it begins to make all of its Exchange Act Filings via the Commission’s EDGAR System in lieu of paper filings.

     (b) Delivery of such annual reports, information and documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which Trustee is entitled to rely exclusively on an Officer’s Certificate).

     (c) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder of Securities, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder of Securities, to a prospective purchaser of such Securities designated by such Holder of Securities, to a beneficial owner of such Securities (as designated in writing to the Company by such Holder of Securities) or to a prospective purchaser designated by such beneficial owner, as the case may be, in order to permit compliance by such Holder of Securities or beneficial owner with Rule 144A in connection with the resale of such Securities by such Holder of Securities or beneficial owner; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of the last Closing Date and the date such Securities (or any predecessor Securities or the Securities surrendered for conversion) was acquired from the Company or an “affiliate” of the Company within the meaning of Rule 144; and provided further, that the Company shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a “U.S. Person” within the meaning of Regulation S if such Securities may then be sold to such prospective purchaser in accordance with Regulation S (or any successor provision thereto). As used herein, “Rule 144A Information” means such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

     (d) The Company shall promptly give written notice to the Trustee and the Security Registrar of Securities purchased by the Company. In addition, the Company shall deliver to the Trustee as soon as practicable upon request of the Trustee an Officer’s Certificate stating the number of Securities held at the date of such certificate by or on behalf of the Company.

     (e) The Company shall send to the Trustee, at least two days prior to the date of publication, a copy of the form of each notice in the English language to be given to Holders.

     (f) The Company shall deliver to the Trustee three copies of all notices, statements and documents in the English language which are issued to the holders of its common shares or its creditors and which in the reasonable determination of the Company, contain information having a material bearing on the interests of the Holders generally as soon as practicable, but in any event within 30 days after their date of issue. In addition, the Company shall deliver to the Trustee so far as permitted by applicable law, such information as the Trustee shall reasonably require to perform its functions hereunder.

     Section 3.09. [Intentionally Left Blank]

     Section 3.10. Limitation on Liens. So long as any of the Securities are outstanding, the Company will not itself, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any External Indebtedness secured by any mortgage, charge, pledge, encumbrance or other security interest (a “Lien”) on any Restricted Property without in any such case effectively providing that the Securities (together with, if the Company shall so determine, any other indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created) shall be secured equally and ratably with or prior to such secured External Indebtedness, so long as such secured External Indebtedness shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured External Indebtedness, plus Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale/Leaseback Transactions as described under Section 3.11 below, in each case entered into after the date of this Indenture, would not exceed an amount equal to 10% of Net Tangible Assets; provided that nothing contained in this Section 3.10 shall prevent, restrict or apply to, and there shall be excluded from secured External Indebtedness in any computation under this Section 3.10, External Indebtedness secured by:

     (a) Liens existing on any Restricted Property prior to the acquisition thereof by the Company or any of its Restricted Subsidiaries or arising after such acquisition pursuant to contractual commitments entered into prior to and not in contemplation of such acquisition;

     (b) Liens on any Restricted Property securing External Indebtedness incurred or assumed for the purpose of financing the purchase price thereof or the cost of construction, improvement or repair of all or any part thereof, provided that such Lien attaches to such Restricted Property concurrently with or within 12 months after the acquisition thereof or completion of construction, improvement or repair thereof;

     (c) Liens existing on any Restricted Property of any Restricted Subsidiary prior to the time such Restricted Subsidiary becomes a Subsidiary of the Company or arising after such time pursuant to contractual commitments entered into prior to and not in contemplation thereof;

     (d) Liens securing External Indebtedness owing to the Company or to a Subsidiary;

     (e) Liens securing any External Indebtedness under the Senior Secured Credit Facility; provided that the total drawn and undrawn commitments under the Senior Secured Credit Facility are not increased after the date of this Indenture;

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any External Indebtedness secured by any Lien permitted by any of the foregoing clauses or existing at the date of this Indenture, provided that such External Indebtedness is not increased and is not secured by any additional Restricted Property. For the purposes of this clause (f), any undrawn commitments under facilities of the Company existing as of the date of this Indenture shall be deemed to be fully drawn down for the purpose of determining the External Indebtedness existing at such time.

     Section 3.11. Limitation Upon Sale And Leaseback Transactions. So long as any of the Securities are outstanding, the Company will not itself, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction after the date of this Indenture unless, either:

     (a) the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into after the date of this Indenture (other than such Sale/Leaseback Transactions as are permitted by paragraph (b) below), plus the aggregate principal amount of External Indebtedness secured by Liens on Restricted Property then outstanding (excluding any such External Indebtedness secured by Liens covered in paragraphs (a) through (f) in Section 3.10 or existing at the date of this Indenture) without equally and ratably securing the Securities, would not exceed 10% of Net Tangible Assets; or

     (b) the Company or a Restricted Subsidiary, within 12 months after such Sale/Leaseback Transaction, applies to the retirement of External Indebtedness, which is not subordinated to the Securities, of the Company or a Restricted Subsidiary, as the case may be, an amount (subject to credits for certain voluntary retirements of External Indebtedness) equal to the greater of (i) the net proceeds of the sale or transfer of the Restricted Property which is the subject of such Sale/Leaseback Transaction or (ii) the fair market value of the Restricted Property so leased (in each case as determined by the Company).

     The restrictions in this Section 3.11 shall not apply to any transaction between the Company and a Subsidiary or between a Restricted Subsidiary and a Subsidiary.

     Section 3.12. Change Of Control Offer. Upon the occurrence of a Change of Control Triggering Event, the Company will, within 30 days following such date, make an Offer to Redeem all outstanding Securities (a “Change of Control Offer”), at a Redemption Price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to the date of redemption; provided that any semi-annual payment of interest becoming due on the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.04 hereof.

     At or prior to 10:00 A.M. New York time on the Business Day immediately prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.12, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Securities so called for redemption at the appropriate Redemption Price, together with accrued interest to the Redemption Date.

     The Paying Agent will promptly pay to each Holder so tendered the Redemption Price for such Securities in accordance with the procedures described in Section 10.03 hereof, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unredeemed portion of the Securities surrendered, if any. The Company will publicly announce the results of the Offer to Redeem on or as soon as practicable after the Redemption Date.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes an offer to redeem all outstanding Securities at the same or a higher Redemption Price, at the same time and otherwise in compliance with the requirements otherwise required of the Company hereunder and such offeror redeems all Securities validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the redemption of Securities pursuant to this Section 3.12 including any securities laws of Singapore and the requirements of the Singapore Stock Exchange or any other securities exchange on which the Securities are listed. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Indenture by virtue of the conflict.

     Section 3.13. Accounting Records And Financial Statements.

     So long as any Security remains Outstanding, the Company shall:

     (a) maintain proper accounting records as may be necessary for it to comply with all applicable laws and so as to enable the financial statements of the Company to be prepared;

     (b) within six months of the end of each fiscal year, use its best efforts to provide the Trustee with copies of its annual audited consolidated financial statements (if any) and non-consolidated financial statements, in each case prepared under Korean GAAP in English with reconciliation to accounting principles generally accepted in the United States; and

     (c) promptly provide to the Trustee with copies of its unaudited, quarterly consolidated financial statements (if any) and non-consolidated financial statements in English and Korean prepared under Korean GAAP; provided, however, that such financial statements shall be required to be provided to the Trustee only to the extent that the Company is otherwise required under applicable law to prepare such financial statements, and such financial statements need not be provided to the Trustee at any time prior to the time that the Company is otherwise required under applicable law to provide such financial statements to any other Person.

     The Trustee shall hold documents provided under this Section 3.13 for the sole purposes of facilitating Holders’ inspection and review thereof. The Trustee shall not be required to review or draw any conclusions and/or consequences therefrom.

ARTICLE 4
Remedies of the Trustee and Securityholders on Event of Default

     Section 4.01. Event Of Default Defined, Acceleration Of Maturity, Waiver Of Default. An “Event of Default” means any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) which shall have occurred and be continuing:

     (a) default in the payment of any installment of interest upon any of the Securities, whether at maturity, upon acceleration or redemption or otherwise, as and when the same shall become due and payable, and continuance of such default for a period of seven days; or

     (b) default in the payment of all or any part of the principal of any of the Securities as and when the same shall become due and payable, whether at maturity, upon redemption or acceleration or otherwise; or

     (c) failure on the part of the Company or any of its Restricted Subsidiaries to duly observe or perform the covenants described under Section 3.12 and Section 8.01; or

     (d) failure on the part of the Company to duly observe or perform any other of the covenants or agreements on the part of the Company contained in the

Securities or in this Indenture for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee or to the Company at the office of the Trustee by the Holders of at least 10% in aggregate principal amount of the Securities at the time outstanding; or

     (e) any External Indebtedness of the Company in the aggregate outstanding principal amount of US$10,000,000 or more either (i) becoming due and payable prior to the due date for payment thereof by reason of acceleration thereof following default by the Company or (ii) not being repaid at, and remaining unpaid after, maturity as extended by the period of grace, if any, applicable thereto, or any guarantee given by the Company in respect of External Indebtedness of any other person in the aggregate principal amount of US$10,000,000 or more not being honored when, and remaining dishonored after becoming, due and called; provided that, in the case of (i) above, if any such default under any such External Indebtedness shall be cured or waived, then the default hereunder by reason thereof shall be deemed to have been cured and waived; or

     (f) the occurrence of a Rating Agency Condition in connection with a Merger Transaction that occurs after the earlier of (i) the cancellation of all facilities and commitments under the Senior Secured Credit Facility and (ii) November 13, 2008; provided, however, that no such event shall constitute an Event of Default if the Company commences an offer to redeem the Securities as described under Section 3.12 of this Indenture within 30 days of the end of the 45- day period from the effective date of the proposed consolidation, merger or sale, transfer, lease or conveyance of assets; or

     (g) a court or administrative or other governmental agency or body having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization, compulsory composition or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up, dissolution or liquidation of its affairs, or shall otherwise adjudicate or find the Company to be bankrupt or insolvent and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

     (h) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization, compulsory composition or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for any substantial part of its property, or cease to carry on the whole or substantially the whole of its business or make any general assignment for the benefit of creditors, or enter into any composition with its creditors, or take corporate action in furtherance of any such action.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the aggregate principal amount of the Securities to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, unless prior to receipt of such notice by the Company, all such defaults shall have been cured; provided, however, that if any of the events specified in clause (g) or (h) shall have occurred, the aggregate principal amount of the Securities Outstanding shall automatically become due and payable without regard to the giving of any such notice.

     The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, by written notice to the Trustee (and without notice to any other Securityholders) may rescind and annul an acceleration pursuant to this Section 4.01 and its consequences if (i) the rescission or annulment would not conflict with any judgment or decree for the payment of monies due that has been obtained or entered as hereinafter provided, (ii) all existing Events of Default have been cured or waived except nonpayment of the sum of the unpaid principal amount of the Securities plus the premium (if any) payable thereon (and default interest pursuant to Section 4.02, if any) to the date of payment that have become due solely as a result of such acceleration and (iii) all amounts due to the Trustee under Section 5.06 have been paid. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

     The Trustee shall not be deemed to know or have notice of an Event of Default unless a corporate trust officer at the Corporate Trust Office of the Trustee responsible for administration of this Indenture receives written notice of such Event of Default. The Trustee shall, within 90 days after the occurrence of any Event of Default, mail to all Holders of the Securities notice of an Event of Defaults of which the Trustee shall have received written notice, unless such defaults shall have been cured or waived and the Trustee shall have been so notified in writing before the giving of such notice; provided that the Trustee may withhold such notice as to any Event of Default other than a payment default described in clauses (a) or (b) of this Section 4.01, if it determines in good faith that withholding the notice is in the interests of the Holders.

     Section 4.02. Collection Of Indebtedness By Trustee; Trustee May Prove Debt. The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 7 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all such Securities for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

     Until such demand is made by the Trustee, the Company may pay the principal of, and interest and premium (if any) on, the Securities to the Holders, whether or not the Securities be overdue.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities and collect in the manner provided by law out of the property of the Company or other obligor upon the Securities, wherever situated, the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities under any applicable bankruptcy, insolvency, reorganization, compulsory composition or other similar law, or in case a receiver, transferee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, or the property of the Company or such other obligor, or in case of any other comparable judicial, administrative or governmental proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 4.02, shall be entitled and empowered, by intervention in such proceedings or otherwise:

     (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor;

     (b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings; and

     (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Securities.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

     Section 4.03. Application Of Proceeds. Any moneys collected by the Trustee pursuant to this Article 4 shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due to the Trustee under Section 5.06;

     SECOND: In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that (i) payment of such interest is enforceable under applicable law and (ii) such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

     THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal, premium and interest, with interest upon the overdue principal and premium, and (to the extent that (i) payment of such interest is enforceable under applicable law and (ii) such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal, premium and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate amount of such principal, premium and accrued and unpaid interest; and

     FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

     Section 4.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 4.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee or any Securityholder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or such Securityholder, then and in every such case the Company, the Trustee and the Securityholder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

     Section 4.06. Limitations on Suits by Securityholders. No Holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee indemnity satisfactory to it in its sole discretion as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.08; it being understood and intended, and being expressly covenanted by the holder of every Security with every other holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section 4.06, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 4.07. Rights and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or remedy accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.06, every right and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

     Section 4.08. Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided further that (subject to the provisions of Section 5.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders.

     Nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

     Section 4.09. Waiver of Past Defaults. Prior to the declaration of the maturity of the Securities as provided in Section 4.01, the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may on behalf of the holders of all the Securities waive any past default or Event of Default hereunder and its consequences, except a default (a) in the payment of principal of, and interest and premium (if any) on, any of the Securities or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Company, the Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 4.10. Unconditional Right of Securityholders to Institute Certain Actions. Notwithstanding any other provision of this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of, and interest and premium (if any) on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 4.11. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5
Concerning the Trustee

     Section 5.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     Within 90 days after (i) any payment default known to it or (ii) receipt by the Trustee of written notice of the occurrence of any other default hereunder, the Trustee shall by the pertinent methods provided in Section 11.04 give notice to all Holders of such default, unless such default shall have been cured or waived;

provided, however, that, except in the case of default in the payment of the principal of, and interest and premium (if any) on, any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. For the purpose of this Section 5.01, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but not to confirm or investigate the accuracy of mathematical calculations or other opinions stated therein;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

     (d) the Trustee shall not be liable to the Company for any consequential damages.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

     Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affecting protection of the Trustee is subject to the provisions of this Section 5.01 and is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

     Section 5.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act, and subject to Section 5.01:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, Opinion of Counsel, report, notice, request, consent, order, Company Order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by an officer of the Company;

     (c) the Trustee may consult with counsel and other professional advisors and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel and the Trustee shall have no liability for acting in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred therein or thereby;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

     (h) upon an Event of Default, the Trustee shall be entitled to require all agents to act solely in accordance with its directions;

     (i) in all instances in which the Trustee is called upon to exercise its discretion, such discretion shall, subject to Section 5.01 hereof, be absolute; and

     (j) in connection with the exercise of its trusts, powers, authorities or discretions (including but not limited to those in relation to any proposed modification, authorization or waiver), the Trustee shall have regard to the interests of the Holders as a class and shall not have regard to the consequences of such exercise for individual Holders (whatever their number) and in particular but without limitation, shall not have regard for the consequences of the exercise of its trusts, powers authorities or discretions for individual Holders resulting from their being, for any purpose, domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of any particular territory and the Trustee shall not be entitled to require, nor shall any Holder be entitled to claim, from the Company or the Trustee any indemnification or payment in respect of any tax consequences of any such exercise upon individual Holders.

     Section 5.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

     Section 5.04. Trustee and Agents May Hold Securities. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

     Section 5.05. Moneys Held by Trustee. Subject to the provisions of Section 9.04 hereof, all moneys received by the Trustee shall, until used or applied as provided herein or in the Securities, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

     Section 5.06. Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation in Dollars as shall from time to time be agreed in writing by the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee in Dollars for, and to hold each such Person harmless against, any loss, liability or expense incurred without negligence or bad faith on such Person’s part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section 5.06 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim. The parties hereto agree that when the Trustee renders services following an Event of Default under Section 4.01(g) or Section 4.01(g), compensation for such services is intended to constitute administrative expense under applicable bankruptcy law. The provisions of this Section 5.06 shall survive the termination and expiry of this Indenture, the payment of the Securities and the resignation or removal of the Trustee.

     Section 5.07. Right of Trustee to Rely on Officer’s Certificate, etc. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     Section 5.08. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least US$50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section 5.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     Section 5.09. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

     (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.08 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 6.01 of the action in that regard taken by the Securityholders.

     (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

     (e) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to Securityholders at their addresses as shown in the Security Register. Each notice shall include the name and address of the principal corporate trust office of the successor trustee.

     Section 5.10. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.09 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.04, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers and thereafter the predecessor trustee shall have no further obligations under this Indenture. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

     Upon acceptance of appointment by a successor trustee as provided in this Section 5.10, the Company shall mail notice thereof by first-class mail to the Holders of Securities at their last addresses as they shall appear in the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.09. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 5.11. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 5.12. Paying and Transfer Agent and Security Registrar Liability. Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Security Registrar and Paying and Transfer Agent and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Security Registrar and Paying and Transfer Agent.

ARTICLE 6
Concerning the Securityholders

     Section 6.01. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article 6.

     Section 6.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security Register or by a certificate of the Security Registrar, provided that the holding of a beneficial interest in a Global Security shall be proved by a certificate or certificates of the Trustee, as custodian for the Depositary. The Company may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than ten days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

     Section 6.03. Holders to Be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security Register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

     Section 6.04. Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities as to which the Trustee has received written notice are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 5.01 and 5.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

     Section 6.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holders of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article 6, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by or on behalf of the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities.

ARTICLE 7
Supplemental indentures

     Section 7.01. Supplemental Indentures without Consent of Securityholders. The Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

     (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

     (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article 8;

     (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

     (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Securities;

     (e) surrendering any right or power conferred upon the Company;

     (f) adding any additional events of default; provided that any such additional event of default would not cause any Security to be in default immediately upon any such addition;

     (g) evidencing and providing for the acceptance of appointment of a successor trustee with respect to the Securities and to add to or change any provisions of this Indenture that shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee; and

     (h) modifying, eliminating or adding to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act.

     The Trustee is hereby authorized and directed to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section 7.01 may be executed without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

     Section 7.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided that no such supplemental indenture shall (i) change the stated maturity of the Securities; (ii) reduce the principal amount of, or any interest on, or additional amounts payable on, the Securities; (iii) change the place or currency in which the Securities are payable; or (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or (v) reduce the above-stated percentage of aggregate principal amount of the Securities outstanding or reduce the quorum requirements or the percentage of votes required for entering into any supplemental indenture or for any modification to the provision relating to modification and waiver, without the consent of the Holders of all Securities then Outstanding.

     Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by Section 6.01, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Securityholders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.02, the Company shall, or shall direct the Trustee to, mail a notice thereof by first-class mail to the Holders of Securities at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company or the Trustee, as the case may be, to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 7.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive an Officer’s Certificate and an Opinion of Counsel stating that the execution and delivery of such supplemental indenture is authorized or permitted by this Indenture as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

     Section 7.05. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 7 may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.

     Section 7.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 7 shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 8
Consolidation, Merger, Sale or Conveyance

     Section 8.01. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.

     The Company, without the consent of the Holders of any of the Securities, may consolidate or merge into, or sell, transfer, lease or convey its or its Restricted Subsidiary’s assets, which individually or in the aggregate shall constitute substantially all of the assets of the Company on a consolidated basis as an entirety, in one or more related transactions, to any corporation organized under the laws of the Republic; provided that (a) any successor corporation shall expressly assume, by an agreement supplemental hereto executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on the Securities, and any Additional Amounts, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture and the Securities on the part of the Company to be performed or observed; (b) immediately after giving effect to such transaction, no Event of Default, and no event (other than an event described under paragraph (f) of Section 4.01) which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (c) if, as a result of any such consolidation or merger or such sale, transfer, lease or conveyance, properties or assets of the Company or a Restricted Subsidiary would become subject to a Lien which would not be permitted by this Indenture, the Company or such successor corporation, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities (together with, if the Company shall so determine, any other indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Securities) equally and ratably with (or prior to) all indebtedness secured by such Liens; and (d) the

Company has delivered to the Trustee an Officer’s Certificate and an opinion of counsel as to matters of law stating that such consolidation, merger, sale, transfer, lease or conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and the Securities and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 8.02. Successor Corporation Substituted. In case of any such consolidation, merger, sale, transfer, lease or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein.

     Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale, transfer, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

     In the event of any such sale, transfer or conveyance (other than a conveyance by way of lease) by the Company or any successor corporation which shall theretofore have become such successor corporation in the manner described in this Article 8, the Company or such corporation, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

ARTICLE 9
Defeasance

     Section 9.01. Defeasance Upon Deposit Of Monies Or Government Obligations. At the Company’s option, the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 3.10, Section 3.11, Section 3.12 and Section 8 of this Indenture, and, insofar as such Sections requires compliance with Section 3.10, Section 3.11, Section 3.12 and Section 8 of this Indenture, noncompliance with such provisions shall not give rise to any Event of Default under Section 4.0 l(c) (“covenant defeasance”) with respect to the Securities at any time after the applicable conditions set forth below have been satisfied:

     (i) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities (1) cash in United States Dollars in an amount, or (2) U.S. Government Obligations (as defined in Section 9.05 below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide, not later than the due date of any payment, cash in United States Dollars in an amount, or (3) a combination of (1) and (2) above, sufficient, in the opinion (with respect to (2) and (3) above) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to such trustee, to pay and discharge all the principal of, and each installment of interest on, the Securities outstanding on the dates such payments of interest or principal are due;

     (ii) no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default under Section 4.01 (e) or Section 4.01 (f) of the Securities shall have occurred and be continuing on the date of such deposit;

     (iii) the Company shall have delivered to the Trustee an opinion of recognized tax counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of Securities outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     (iv) the Company shall have delivered to the Trustee an opinion of counsel in the Republic to the effect that such deposit and related covenant defeasance will not cause the Holders of Securities, other than Holders who are or who are deemed to be residents of the Republic or use or hold or are deemed to use or hold their Securities in carrying on a business in the Republic, to recognize income, gain or loss for Korean income tax purposes, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of the Republic or any province or political subdivision thereof or therein having power to tax, except in the case of Securities beneficially owned (x) by a person who is or is deemed to be a resident of the Republic or (y) by a person who uses or holds or is deemed to use or hold such Securities in carrying on a business in the Republic; and

     (v) the Company shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the covenant defeasance have been complied with.

     Section 9.02. Application By Trustee Of Funds Deposited For Payment Of Securities. Subject to Sections 9.03 and 9.04, all monies and U.S. Government Obligations deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the Securities for the payment or redemption of which such monies and U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest. Such money need not be segregated from other funds except to the extent required by law.

     Anything in this Section 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon its order any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 9.02 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to such trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent covenant defeasance in accordance with this Section 9.

     Section 9.03. Repayment Of Monies Held By Trustee. After the satisfaction and discharge of the Company’s obligations under this Indenture all monies then held by the Trustee or any other agent under the provisions of this Indenture shall, upon written demand of the Company, be repaid to it and thereupon such agent shall be released from all further liability with respect to such monies.

     Section 9.04. Return Of Unclaimed Monies Held By Trustee And Paying Agent. Any monies deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by such Trustee or such paying agent, and the Holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of such Trustee or any paying agent with respect to such monies shall thereupon cease.

ARTICLE 10
Redemption Of Securities

     Section 10.01. Optional Redemption Due To Changes In Tax Treatment. The Securities may be redeemed at the option of the Company, in whole, but not in part, upon not less than 30 nor more than 60 days’ notice to the Holders and 45 days’ notice to the Trustee (unless, with respect to notice to the Trustee, a shorter period shall be satisfactory to the Trustee), at any time at a redemption price equal to 100% of the aggregate outstanding principal amount of the Securities, plus accrued interest to (but excluding) the Redemption Date if, as a result of any change in or amendment to the laws of the Republic (or of any political subdivision or taxing authority thereof or therein) or any regulations or rulings promulgated thereunder or any change in the official interpretation or official application of such laws, regulations or rulings, which change or amendment becomes effective on or after the Closing Date, the Company is or would be obligated on the next succeeding due date for a payment with respect to the Securities to pay Additional Amounts (as described in Section 3.05) with respect to the Securities and such obligation cannot be avoided by the use of reasonable measures available to the Company; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts, (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect, and (c) if the date of such redemption falls prior to the final maturity date (November 13, 2008) of the Senior Secured Credit Facility, no such redemption notice may be given unless the Company obtains the waiver of the lenders required for such redemption pursuant to the terms of the Senior Secured Credit Facility. Additional amounts are payable (except as described in Section 3.05), if deduction or withholding in respect of payments of principal of, or interest or premium (if any) on, the Securities is required by law for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Republic or by or within any political subdivision thereof or any authority therein having power to tax. Prior to the giving of notice of such redemption of the Securities, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred, together with an opinion of counsel to the effect that such a change in, or amendment to the laws of the Republic (or any political subdivision or taxing authority thereof or therein) or any regulations or rulings promulgated thereunder or any change in the official interpretation or official application of such laws, regulations or rulings, has occurred.

     Section 10.02. Notice Of Optional Redemption. Notice of optional redemption pursuant to Section 10.01 to the Holders shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the Redemption Date to the Holders of Securities at their last addresses as they shall appear upon the Security Register; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts, and (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts shall remain in effect.

     Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder received the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security designated for redemption as a whole shall not affect the validity of the proceedings for the redemption of any other Security.

     Any notice of optional redemption delivered to Holders shall specify the principal amount of the Securities held by each Holder to be redeemed, the Redemption Date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the Redemption Date will be paid as specified in said notice, that on and after said date interest thereon will cease to accrue and the CUSIP or CINS numbers, if any, relating to such Securities.

     Any notice of optional redemption of Securities by the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

     At or prior to 10:00 A.M. New York time on the Business Day immediately prior to the Redemption Date specified in the notice of redemption given as provided in this Article 10, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the Redemption Date.

     Section 10.03. Payment of Securities Called for Redemption. If notice of redemption has been given as provided above, the Securities shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the Redemption Date, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities shall cease to accrue and, except as provided in Section 5.05, such Securities shall cease, from and after the Redemption Date, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the Redemption Date. On presentation and surrender, or delivery of such Securities through the applicable DTC procedures, at a place of payment specified in said notice, said Securities shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the Redemption Date; provided that any semi-annual payment of interest becoming due on the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.04 hereof.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the Redemption Date at the rate borne by the Security.

ARTICLE 11
Miscellaneous Provisions

     Section 11.01. Limitation of Individual Liability. No recourse under or upon any Security, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatsoever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers of directors, as such, of the Company or any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities.

     Section 11.02. Benefits of Indenture. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 11.03. Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

     Section 11.04. Notices and Demands on Company, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to hanarotelecom incorporated, Shindonga Fire & Marine Insurance Building, Tae-pyong-ro 2-43, Chung-gu, Seoul 100-733, Korea, Attention: Yun-Ho Kim, telephone: 822-6266-4570, fax: 822 6266 2372.

     Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office, Deutsche Bank Trust Company Americas, Attention: Trust and Securities Services, telephone: 1-212-250-2157, fax: 732-578-4635.

     Any such notice or demand to be given or served by the Trustee to or on the Company, and any such notice, direction, request or demand by the Company to or upon the Trustee, may be transmitted by facsimile transmission and confirmed by guaranteed overnight courier.

     Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at the last address that appears in the Security Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 11.05. Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, on information which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent. For the purposes hereof the term “independent” when used with respect to any specified firm of public accountants means such a firm which (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, and (3) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, but such firm may be the regular auditors employed by the Company.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 11.06. Payments Due on Saturdays, Sundays and Holidays. If any Interest Payment Date (other than the maturity date or any earlier redemption or repayment date) would fall on a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. If the maturity date or any earlier redemption or repayment date would fall on a day that is not a Business Day, the payment of principal, premium (if any) and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity, redemption or repayment date, as the case may be.

     Section 11.07. Judgments. The Company agrees that: (a) the obligation of the Company to pay the principal of, and interest and premium (if any) on, the Securities in Dollars is of the essence and to the fullest extent possible under applicable law, judgments in respect of the Securities shall be given in Dollars, (b) the obligation of the Company to make payments in Dollars of the principal of, and interest and premium (if any) on, the Securities shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in Dollars that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and cost of exchange) on the business day in the United States immediately following the day on which such Holder receives such payment; (c) if the amount in Dollars that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     Section 11.08. No Security Interest Created. Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

     Section 11.09. Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by any of the provisions of the Trust Indenture Act (an “incorporated provision”), such incorporated provision shall control.

     Section 11.10. Governing Law; Judicial Assistance.

     (a) This Indenture and the Securities shall be construed in accordance with and governed by the laws of the State of New York.

     (b) As long as any of the Securities remain Outstanding, the Company will at all times have an authorized agent in New York City, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or the Securities. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the fullest extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints CT Corporation as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 111 Eighth Avenue, 13th Floor, New York, N.Y. 10011, U.S.A. Notwithstanding the foregoing, the Company may, with prior written notice to the Trustee, terminate the appointment of CT Corporation and appoint another agent for the above purposes so that the Company shall at all times have an agent for the above purposes in New York City.

     Section 11.11. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 11.12. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 11.13. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.14. Submission to Jurisdiction; Waiver of Immunity. The Company hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any United States federal or New York State court located in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or the Securities. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under the Securities. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding out of or relating to this Indenture, the Securities or the transactions contemplated thereby. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment or in any manner provided by law, provided that service of process is effected upon the Company in the manner specified in Section 11.10(b) or as otherwise permitted by law. Said designation and appointment shall be irrevocable until this Indenture shall have been satisfied and discharged in accordance with Article 9.

     Section 11.15. Other Businesses by Trustee. The Trustee and its affiliates shall be permitted to engage in business and contractual relationships with the Company and its subsidiaries separate and apart from this Indenture and the Securities and profit therefrom without being obliged to account for such profits.

ARTICLE 12
Other Agreements Of The Company

     Section 12.01. Payment Of Stamp Taxes And Other Duties. Unless otherwise agreed by the Company and the Trustee, the Company will pay all stamp or other documentary taxes and other duties, if any, to which, under applicable law, this Indenture or the original issuance of the Securities may be subject.

     Section 12.02. Provision Of Securities. The Company will execute and deliver to the Trustee Securities (duly executed as provided herein and therein) in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and such Securities.

ARTICLE 13
Securityholders’ Meeting

     Section 13.01. Securityholders’Meeting.

     (a) The Company may at any time call a meeting of the Securityholders, such meeting to be held at such time and at such place as the Company shall determine. Notice of any meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to such Securityholders at their respective addresses as they appear in the Security Register at least once, the first mailing or publication to be not less than 20 nor more than 60 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Securityholders a Person shall be (i) a Holder of one or more Securities as of the relevant record date determined pursuant to Section 6.02 (including any beneficial owner) or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of one or more Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Company or the Trustee and their respective counsel.

     (b) One or more Persons holding or representing a majority in aggregate principal amount of the Securities at the time Outstanding and entitled to vote at such meeting shall constitute a quorum at a meeting convened for the purposes referred to in Section 7.02. At a meeting duly convened and at which a quorum is present as aforesaid, any resolution to modify, waive or amend, or to ensure compliance with, any of the covenants or conditions referred to above shall, subject to Section 7.02, be effectively passed if passed by the persons entitled to vote a majority in principal amount of Securities at the time Outstanding. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within thirty minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than ten days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice need be given only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Securities that shall constitute a quorum.

     (c) Any Securityholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Securityholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Securityholders duly held in accordance with this Section shall be binding on all Securityholders whether or not present or represented at the meeting.

     (d) The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, banker, trust company or London or New York Stock Exchange member firm satisfactory to the Company. The Securityholders shall be proved by the Security Register maintained in accordance with Section 2.06 or by a certificate or certificates of the Trustee, provided that the holding of a beneficial interest in a Global Security shall be proved by a certificate or certificates of the Trustee, as custodian for the Depositary.

     (e) The Company shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting. At any meeting each Securityholder or proxy shall be entitled to one vote for each US$1,000 initial principal amount of Securities held or represented by it; provided that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Securityholder or proxy. Any meeting of Securityholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballot on which shall be subscribed the signatures of the Securityholders or proxies and on which shall be inscribed the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     (f) Notwithstanding anything to the contrary in this Article 13, the written consent of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee pursuant to Section 11.04, shall be sufficient to take any action permitted to be taken by the Securityholders at any such meeting.

ARTICLE 14
Purchase Of Securities

     Section 14.01. Purchase Of Securities. The Company may at any time purchase Securities by tender (available to all Holders alike) or in the open market at any price. Securities purchased or otherwise acquired by the Company may be held, resold or, at its discretion, surrendered to the Trustee for cancellation. If the Company shall acquire any Securities, such acquisition shall not operate as or be deemed for any purpose to be a satisfaction of the indebtedness represented by such Securities unless and until such Securities are delivered to the Trustee for cancellation and are cancelled and retired by the Trustee in accordance with the terms under this Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of February 1, 2005.

HANAROTELECOM INCORPORATED

By:	/s/ Janice Lee

Name: Janice Lee
Title: Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

By:	/s/ Rodney Gaughan

Name: Rodney Gaughan
Title: Assistant Vice President

EXHIBIT A

[FACE OF SECURITY]

[ADD SECURITIES ACT LEGEND, IF APPLICABLE, AND GLOBAL
LEGEND]

HANAROTELECOM INCORPORATED

      % Notes due 2012

No.	US$
CUSIP No. [409649AA8/Y2997EAEO]
ISIN No. [US409649AA81/USY2997EAF08]
COMMON CODE: [021161292/021161403]

     HANAROTELECOM INCORPORATED., a corporation organized under the laws of the Republic of Korea (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns the principal sum of                                         United States Dollars (US$) on February 1, 2012 at the office or agency of the Company maintained for that purpose in New York in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 1 and August 1 of each year, commencing August 1, 2005 (each an “Interest Payment Date”), and on maturity, the said principal sum at said office or agency, in like coin or currency, at the rate per annum of 7% from the February 1 or August 1, as the case may be, next preceding the date of this Security to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from February 1, 2005 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the 15th calendar day before any February 1 or August 1, as the case may be, and before the following such February 1 or August 1, this Security shall bear interest from such February 1 or August 1; provided, however, that if the Company shall default in the payment of interest due on such February 1 or August 1 (in either case, as such date is extended by the period of grace set forth in the Indenture), then this Security shall bear interest from the next preceding February 1 or August 1 to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for on this Security, from February 1, 2005. The interest so payable on any February 1 or August 1 will be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the January 15 or July 15 (whether or not a Business Day), as the case may be (each a Record Date), next preceding such Interest Payment Date;

provided that interest payable upon maturity (other than upon earlier redemption) will be payable to the Holder hereof; and provided further that any such interest not punctually paid or duly provided for shall accrue and be payable in the manner provided in the Indenture. Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Reference is made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its President.

HANAROTELECOM INCORPORATED

By:

Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities
referred to in the
within-mentioned Indenture.

Dated: February 1, 2005

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:

Authorized Signatory

[REVERSE OF SECURITY]

HANAROTELECOM INCORPORATED

7% Notes due 2012

     This Security is one of a duly authorized issue of debt securities of the Company, limited to the initial aggregate principal amount of US$500,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an Indenture dated as of February 1, 2005 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are and are to be, authenticated and delivered. All terms used and not otherwise defined in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     Upon the occurrence of a Change of Control Triggering Event, the Company will, within 30 days following such date, make an Offer to Redeem all outstanding Securities at a Redemption Price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to the date of redemption; provided that any semi-annual payment of interest becoming due on the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.04 of the Indenture.

     At or prior to 10:00 A.M. New York time on the Business Day immediately prior to the Redemption Date specified in the notice of redemption given as provided in Section 3.12 of the Indenture, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04 of the Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Securities so called for redemption at the appropriate Redemption Price, together with accrued interest to the Redemption Date.

     The Paying Agent will promptly pay to each Holder of Securities so tendered the Redemption Price for such Securities in accordance with the procedures described in Section 10.03 of the Indenture, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unredeemed portion of the Securities surrendered, if any. The Company will publicly announce the results of the Offer to Redeem on or as soon as practicable after the Redemption Date.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes an offer to redeem all outstanding Securities at the same or a higher Redemption Price, at the same time and otherwise in substantial compliance with the requirements otherwise required of the Company hereunder and such offerer redeems all Securities validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the U.S. Exchange Act and any other applicable securities laws or regulations in connection with the redemption of Securities pursuant to Section 3.12 of the Indenture including any securities laws of Singapore and the requirements of the Singapore Stock Exchange or any other securities exchange on which the Securities are listed. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Indenture by virtue of the conflict.

     All payments of principal of, and interest and premium (if any) on, this Security by the Company will be made without deduction or withholding for or on account of any Korean Tax (as defined in Section 3.05 of the Indenture), subject to certain exceptions.

     References to principal of, or interest or premium (if any) on, this Security shall be deemed to include any Additional Amounts which may be payable as set forth in Section 3.05 of the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof, in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Security.

     The Company may from time to time without notice to or the consent of the existing Holders, create and issue additional securities under the Indenture having the same CUSIP numbers and the same terms and conditions as the Securities in all respects except for issue date and issue price. Any such additional securities issued will be consolidated with and form a single series with the outstanding Securities.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest and premium (if any) on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company’s agent in New York duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Company, the Trustee and the Security Registrar duly executed by, the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new registered Securities, of authorized denominations and of like tenor and aggregate principal amount, will be issued in the name of the designated transferee or transferees.

     The Securities are issuable only in registered form (without coupons) in denominations of US$50,000 and in integral multiples of US$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange except as otherwise provided in the Indenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes of this Security, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent of the Company or the Trustee shall be affected by any notice to the contrary.

     THIS SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

     In connection with any transfer of this Security occurring prior to the termination of the time period referred to in Rule 144(k) under the Securities Act of 1933, as amended, as in effect with respect to such transfer, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

☐ (a)	this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐ (b)	this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

     TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer